Sharps Executive Employment Agreement — Eric T. Bauer July 14, 2003 Sharps Compliance Corporation Page 1 LEGAL\56225041\1 EXECUTIVE EMPLOYMENT AGREEMENT THIS EMPLOYMENT AGREEMENT (“AGREEMENT), made and entered into by and between Sharps Compliance Inc, a Texas corporation, having its principal office at 9220 Kirby Drive, Suite 500 Houston, TX 77054 (hereinafter referred to as the “Company”), and Eric T. Bauer (hereinafter referred to as the “Executive”). WITNESSETH For and in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows: ARTICLE I STATEMENT OF AGREEMENT 1.1 DUTIES. During the term of this Agreement, the Company agrees to employ Executive as Executive Vice President & Chief Financial Officer for the Company, and Executive agrees to serve the Company in such capacity upon the terms and subject to the conditions set forth in this Agreement. Executive shall perform such duties and responsibilities customary to the position of Executive Vice President & Chief Financial Officer, including but not limited to; (a) Analyze, report and project the Company’s financial performance; (b) Develop and manage Company’s accounting and financial reporting systems; (c) Manage company financial assets, treasury activities and banking relationships; (d) Monitor and assess the Company’s internal financial policy, procedure, controls and financial risk; (e) Develop and manage Company’s SEC financial reporting and compliance requirements; (f) Leadership of the Company’s M&A efforts and other strategic initiatives; and (g) Manage external company relationships with public audit firm and investor relations. 1.2 TERM. The term of this Agreement shall commence on February 24, 2022 (“Start Date”) and shall continue for a period of two years (the “Initial Term”); unless sooner terminated in accordance with the provisions of the Agreement hereinafter set forth. The Initial Term shall automatically be extended on each anniversary of this Agreement for an additional one-year term (each a “Successor Term”) unless either party hereto notifies the other of intent to terminate this Agreement at least 30 days prior to the anniversary date of the Agreement. A termination under this provision shall be treated like any other termination for purposes of determining the rights and obligations under Article 2 of this Agreement.

Sharps Executive Employment Agreement — Eric T. Bauer Sharps Compliance Corporation Page 2 1.3 COMPENSATION AND BENEFITS. 1.3.1 Base Salary: Company shall pay Executive a base salary of $10,576.92 per pay period, twenty-six (26) pay periods per year, during the first year of this Agreement. The amount of base salary may be increased by the Company during the term of this Agreement, but not decreased. 1.3.2 Incentive Bonus: In addition to the base salary, Executive is eligible to participate in the Company’s Executive Compensation and Incentive Plan (“ECIP”), at the discretion and approval of the Company’s Board of Directors. Executive’s participation in the FY 2022 ECIP will be prorated based on the number of days Executive was employed by the Company during the fiscal year Ended June 30, 2022. 1.3.3 Stock Options: Executive is eligible to participate in the Company’s long-term incentive and stock option plans. At the signing of this Agreement, and upon approval from the Compensation Committee of the Board of Directors, Executive will be granted the right to purchase two hundred thousand (200,000) shares of the parent company’s publicly-traded common stock (NASDAQ:SMED), vesting twenty-five percent (25%) at the end of each anniversary of the stock option grant (i.e., 25% a year) and at an exercise price equal to the closing stock price of SMED on the first day of employment with the Company (the “Stock Options”). In the event that the Company experiences a change in control event, defined as the sale of substantially all of the assets of the Company or change in control of forty percent (40%) of the outstanding voting shares of the Company, all non-vested options shall immediately vest. The Stock Options are subject to a formal Stock Option Agreement and are subject to the Sharps Compliance Corp. 2010 Stock Plan (“Plan”). 1.3.4 Benefits: Executive shall be entitled to receive all standard employee benefits that may, from time to time, be provided by the Company to its employees. 1.4 EXPENSES: The Company shall reimburse Executive for all reasonable business and business travel expenses incurred by Executive on behalf of the Company, in accordance with the prevailing practice and policy of the Company. 1.5 CONFIDENTIAL INFORMATION & INTELLECTUAL PROPERTY: Executive acknowledges that in and as a result of his employment hereunder, he will be making use of, acquiring, and/or adding to confidential information of a special and unique nature and value relating to such matters as the Company’s trade secrets, systems, procedures, manuals, confidential reports, and lists of clients, (“Confidential Information”). As a material inducement to the Company to enter into this Agreement and to pay to Executive the compensation and benefits stated herein, Executive covenants and agrees that he shall not, at any time during or following the term of his employment, directly or indirectly, divulge or disclose for any purpose whatsoever any Confidential Information that has been obtained by, or disclosed to, him as a result of his employment by the Company, unless authorized by the Company. In the event of a breach or threatened breach by Executive of any of the provisions of this paragraph, the Company, in addition to and not in limitation of, any other rights, remedies, or damages available to the Company at law or in equity, shall be entitled to a permanent injunction in order to prevent or restrain any such breach by Executive or Executive’s partners, agents, representatives, servants,

Sharps Executive Employment Agreement — Eric T. Bauer Sharps Compliance Corporation Page 3 employers, employees, and/or any and all persons directly or indirectly acting for or with him. This section shall not apply to the extent information divulged or accessed by Executive (i) is already known to him at the time of disclosure, (ii) is generally available to the public or otherwise was part of public domain at the time of disclosure, (iii) became generally available to the public after disclosure through no act or omission of Executive, (iv) was disclosed to Executive by a third party who had no obligation to restrict disclosure, and (v) Executive can show that such information was independently developed by Executive without use of any Confidential Information. Upon request or separation of employment, Executive shall promptly return to the Company all materials or property of any kind or character which in any way relates to the Confidential Information or the business of Company or any of its affiliates or customers, whether or not asserted to be the exclusive property of the Company, without retaining copies or duplicates of any such materials or property. Any inventions, discoveries, processes, improvements, innovations, or other developments, whether or not patentable, copyrightable, or trademarkable, made or conceived by Executive, alone or with others, whether or not such others are Executives, during Executive’s employment by Company or its Affiliates, that relate in any way to the business of Company or its Affiliates, whether or not made or conceived expressly hereunder, shall be and remain the property of Company and its Affiliates, as applicable, and Company and its Affiliates, as applicable, shall have the exclusive right to own and use such inventions, discoveries, processes, improvements, innovations, or other developments, in all ways and for all purposes, together with all rights appurtenant to such inventions, discoveries, processes, improvements, innovations, or other developments, granted by Texas or United States laws. To effectuate this immediate and present grant, whenever any inventions, discoveries, processes, improvements, innovations, or other developments, whether or not patentable, copyrightable, or trademarkable, are made or conceived by Executive, alone or with others, whether or not such others are Executives, during his/her employment by Company or its Affiliates, Executive shall promptly furnish Company with complete information thereon, and such inventions, discoveries, processes, improvements, innovations, or other developments, whether or not patentable, copyrightable, or trademarkable, shall immediately be assigned by Executive to Company upon Company’s request and the furnishing by Company of appropriate documents necessary to effect such assignment. Executive agrees immediately to execute all documents, including assignments in the form specified by Company, furnish all information, and do all other things necessary to facilitate and insure the proper and effective assignment of all such interests and the filing and prosecution of any necessary or appropriate applications for patents, copyrights, or trademarks, at the request and expense of the Company 1.6 NOTICE OF IMMUNITY UNDER THE DEFEND TRADE SECRETS ACT OF 2016 (“DTSA”). Notwithstanding any other provision of this Agreement, the Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: (a) is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or

Sharps Executive Employment Agreement — Eric T. Bauer Sharps Compliance Corporation Page 4 (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the Company’s trade secrets to the Employee’s attorney and use the trade secret information in the court proceeding if the Executive files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. 1.7 RESTRICTIVE COVENANT. Executive acknowledges that the services he is to render are of a special and unusual character with a unique value to the Company, the loss of which cannot adequately be compensated by damages in an action at law. In view of the unique value to the Company of the services of Executive for which the Company has contracted hereunder, because of the confidential information to be obtained by or disclosed to Executive, as hereinabove set forth, and as a material inducement to the Company to enter into this Agreement and to pay to herein as well as any additional benefits stated herein, Executive covenants and agrees as follows: For the period commencing with the date of the Agreement and ending twenty four (24) months following the termination of this Agreement (“Restricted Period”), for whatever reason, the Executive agrees that he will not directly or indirectly, for his own account or for the account of others, whether as principal or agent or through the agency of any corporation, partnership, association or other business entity, engage in any business activity which shall be in direct competition to any material business of the Company. For purposes hereof, a business will be deemed, until proven otherwise, to be in direct competition if it involves any business that the Company is conducting at the time of Executive’s separation including, but not limited to, medical and pharmaceutical waste management, unused ultimate user medication management and disposal, route-based medical waste pick-up, and single use device recycling. Executive agrees further that, for a period commencing with the date of this Agreement and ending twenty four (24) months following termination of this Agreement, for whatever reason, Executive shall not, directly or indirectly, make known to any person, firm or corporation, the names and addresses of any clients, customers, employees or independent contractors of the Company or any other information pertaining to them nor call on, solicit, take away, contract with, employ or hire or attempt to call on, solicit, take away, contract with, employ or hire any of the clients, customers, employees or independent contractors of the Company, including, but not limited to, those upon whom the Executive called upon or with whom he became acquainted during the performance of the services pursuant to this Agreement, whether for personal purposes or for any other person, firm or corporation. Nothing contained in this Section 1.7 shall prohibit the Executive from purchasing and holding as an investment not more than 5% of any class of the issued and outstanding and publicly traded capital stock of any such corporation which conducts a business in competition with the business of the Company. Should the foregoing covenant not to compete be held invalid or unenforceable because of the scope of the actions restricted thereby, or the period of time within which such agreement is operative in the judgment of a court of competent jurisdiction, the parties agree that and hereby authorize such court to define the maximum actions subject to and restricted by this Section 1.7 and the period of time during which such agreement is enforceable. The provisions of this Section 1.7 shall be applicable for the period indicated, regardless of termination of this Agreement for any reason prior to expiration of such period.

Sharps Executive Employment Agreement — Eric T. Bauer Sharps Compliance Corporation Page 5 ARTICLE II TERMINATION 2.1 TERMINATION FOR CAUSE. Notwithstanding any other provision hereof, the Company or Executive may terminate Executive’s employment under this Agreement at any time for cause as defined in this Section 2.1. 2.1.1 Company Initiated Termination For Cause: The Company may terminate Executive’s employment for cause, which shall be evidenced by written notice thereof to the Executive, which shall specify the cause for termination. For purposes hereof, the term “cause” shall include, without limitation, the inability of the Executive, through sickness or other incapacity, to perform his duties under this Agreement for a period in excess of one hundred eighty (180) substantially consecutive days; conviction of a crime; or a material breach of this Agreement including but not limited to breach of fiduciary duty. The Company’s obligations hereunder shall terminate upon any termination for cause pursuant to this Section 2.1; provided, however, if such termination results from death, sickness or other incapacity of Executive, the Company will treat the separation as one without cause initiated by the Executive described in Section 2.2.2. In the event that termination results from the Executive’s death, the Company will extend the period for executing vested stock options for six (6) months. 2.1.2 Executive Initiated Termination For Cause: Executive may terminate Executive’s employment for cause, which shall be evidenced by written notice thereof to Company, which shall specify the cause for termination. For purposes hereof, the term “cause” shall include, without limitation, removal of the Executive from the office defined herein or the material reduction in Executive’s title, authority or responsibility, except for “cause” as defined in 2.1.1, reduction in Executive’s compensation, or the Company otherwise commits a material breach of this Agreement. 2.2 TERMINATION WITHOUT CAUSE. Notwithstanding any other provision hereof, the Company or Executive may terminate this Agreement without cause upon thirty (30) days prior written notice thereof given to the other party hereto. 2.2.1 Company Initiated Termination Without Cause: In the event the Company terminates this Agreement without cause pursuant to this paragraph, the Company shall (i) pay Executive, six (6) months of his annual base salary (“Severance Period”) ratably over the six- month period and (ii) plus a pro rata portion of the annual bonus as if earned. In addition, the Company shall extend to the Executive all benefits described in Section 1.3.4 hereof until the earlier of the end of the Severance Period or upon employment with another employer. Payment by the Company in accordance with this paragraph shall be contingent upon Executive executing a severance agreement and release to be drafted by the Company, and the Company shall have no further obligation to Executive arising out of or subsequent to such termination. 2.2.2 Executive Initiated Termination Without Cause: In the event the Executive terminates this Agreement pursuant to this Section 2.2, or in the event of the Executive’s death, the Company’s obligation to provide continuation of salary and benefits shall cease as of the termination date. The Executive, and the Executive’s estate in the event of death, retains the right to ownership of stock, stock options and stock appreciation rights which have been purchased,

Sharps Executive Employment Agreement — Eric T. Bauer Sharps Compliance Corporation Page 6 vested or for which the Company’s repurchase rights have expired. Executive immediately forfeits all right and title to stock options or other equity which has not been previously purchased, vested, or for which the Company’s repurchase rights have not expired. The Executive has up to sixty (60) days after the termination date of this Agreement, but not after the date the stock option grant expires, to exercise vested stock options or stock appreciation rights. 2.2.3 Termination Following Change in Control: Notwithstanding anything to the contrary contained herein, should Executive at any time within twenty four (24) months of the occurrence of a “change of control” (as defined in 1.3.3), cease to be an employee of the Company (or its successor), by reason of (i) termination by the Company (or its successor) other than for “cause”(as defined in 2.1.1) or (ii) voluntary termination by Executive for “cause” (as defined in 2.1.2), then in any such event, (1) the Company shall pay Executive, within 30 days of termination as described above, an amount equal to six (6) months of his annual base salary, plus a pro rata portion of the annual bonus as if earned, and (2) immediately prior to the effective date of such termination, all outstanding stock options held by Executive, not already vested and exercisable, shall become fully vested, and Executive’s right to exercise such stock options shall be extended to twenty four (24) months past the termination date. ARTICLE III ARBITRATION Any controversy of any nature whatsoever, including but not limited to tort claims or contract disputes, between the parties to this Agreement or between the Executive, his heirs, executors, administrators, legal representatives, successors, and assigns and the Company and its affiliates, arising out of or related to the Executive’s employment with the Company, any resignation from or termination of such employment and/or the terms and conditions of the Agreement, including the implementation, applicability and interpretation thereof, shall, upon the written request of one party served upon the other, be submitted to and settled by arbitration in accordance with the provisions of the Federal Arbitration Act, 9 U.S.C. —§ 1-15, as amended. Each of the parties to this Agreement shall appoint one person as an arbitrator to hear and determine such disputes, and if they should be unable to agree, then the two arbitrators shall choose a third arbitrator from a panel made up of experienced arbitrators selected pursuant to the procedures of the American Arbitration Association (the “AAA”) and, once chosen, the third arbitrator’s decision shall be final, binding and conclusive upon the parties to this Agreement. Each party shall be responsible for the fees and expenses of its arbitrator and the fees and expenses of the third arbitrator shall be shared equally by the parties. The terms of the commercial arbitration rules of AAA shall apply except to the extent they conflict with the provisions of this paragraph. It is further agreed that any of the parties hereto may petition the United States District Court for the District of Houston, Texas, for a judgment to be entered upon any award entered through such arbitration proceedings. ARTICLE IV INDEMNIFICATION The Company shall indemnify and hold Executive harmless from any and all claims (whether in court or before a regulatory or administrative body), liabilities, damages and expenses, including without limitation reasonable attorneys’ fees incurred by Executive or his agents, arising

Sharps Executive Employment Agreement — Eric T. Bauer Sharps Compliance Corporation Page 7 out of or related to the acts or omissions of Executive in the provision of services or performance of duties under this Agreement. This indemnification section shall survive and continue in full force and effect after the expiration of this Agreement. ARTICLE V MISCELLANEOUS 5.1 NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date mailed, postage prepaid, by certified mail, return receipt requested, or telegraphed or telexed and confirmed if addressed to the respective parties as follows: If to the Executive: Eric T. Bauer 12003 Tall Oaks Street Houston, Texas 77024 If to the Company: Sharps Compliance Corporation 9220 Kirby Drive, Suite 500 Houston, TX 77054 Attn: Chief Executive Officer provided, however, that any party shall have the right to change such party’s address for notice hereunder to any location by giving of notice to the other party in the manner set forth hereinabove. 5.2 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas and venue for any dispute arising hereunder shall be deemed proper in Harris County, Texas. 5.3 WAIVER. The waiver of any provision hereof shall not be deemed to constitute the waiver of such provision or any other provisions hereof 5.4 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such mariner as to be effective and valid under applicable law. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. 5.5 BINDING EFFECT. Subject to the provisions of Section 2.2 hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and Executive.

Sharps Executive Employment Agreement — Eric T. Bauer Sharps Compliance Corporation Page 8 5.6 CAPTIONS AND HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and in no way define, limit or describe the scope or content of this Agreement or any paragraph hereof. 5.7 ENTIRE AGREEMENT: AMENDMENT. This Agreement represents the entire agreement by and between the parties hereto relating to the subject matter hereof this Agreement may not be changed except by written agreement duly executed by the parties hereto. 5.8 SUCCESSORS AND ASSIGNS 5.8.1 Executive Assignment: Except as otherwise expressly provided herein, Executive agrees on behalf of his executors and administrators, heirs, legatees, distributees and any other person or persons claiming any benefits under his by virtue of this Agreement, that this Agreement and the rights, interests and benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by Executive or any executor, administrator, heir, legatee, distributee or person claiming under Executive by virtue of this Agreement and shall not be subject to execution, attachment or similar process. An attempt at assignment, transfer, pledge or hypothecation or other disposition of this Agreement or of such rights, interest and benefits contrary to the foregoing provision, or the levy of any attachment or similar process thereupon, shall be null and void and without effect except as otherwise permitted herein. 5.8.2 Company Assignment: The Company shall be permitted to assign this Agreement to its successors and assigns and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against such successors or assigns. The terms “successors” and “assigns” shall include any person that buys all or substantially all of the Company’s assets, or at least forty percent (40%) of its voting equity, or with which the Company merges or consolidates. 5.9 THIRD PARTY BENEFICIARIES. Unless explicitly stated herein, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party to this Agreement. 5.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts; each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Sharps Executive Employment Agreement — Eric T. Bauer Sharps Compliance Corporation Page 9 IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written. EXECUTIVE: Eric T. Bauer Date COMPANY: By: _____________________________________ Name: David P. Tusa Title: President & Chief Executive Officer Date

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